Exhibit 99.1

First Western Financial, Inc. Announces Sale of Los Angeles-Based Fixed Income Team

DENVER, July 19, 2019 — First Western Financial, Inc. (NASDAQ: MYFW), a financial services holding company headquartered in Denver, Colorado (“First Western” or “the Company”), announced today that it has entered into an agreement to sell its Los Angeles-based fixed income portfolio management team (“LA fixed income team”) and certain advisory and sub-advisory arrangements to Lido Advisors, LLC and Oakhurst Advisors, LLC.

Scott C. Wylie, CEO of First Western, said, “As we continue to optimize our cost structure and investment platform, we determined that the sale of the LA fixed income team would benefit the Company by freeing up capital and management resources that can be used to strengthen our core wealth management and private banking businesses. The LA fixed income team has produced strong investment performance, and our arrangement with Lido Advisors and Oakhurst will continue to provide clients with full access to this team through advisory and sub-advisory relationships. This team will also benefit from the broader distribution platform that Lido Advisors and Oakhurst will provide.”

On an ongoing basis, the sale of the LA fixed income team is expected to be earnings neutral to the Company, as the revenue decrease will be approximately in-line with the expected expense reduction. The sale is not expected to have an impact on First Western's bank clients, but will reduce the Company’s assets under management by approximately $300 million. The transaction is expected to close in the third quarter of 2019.

The sale of the LA fixed income team is expected to result in a goodwill impairment charge of approximately $1.3 million to $1.9 million to be recognized in the second quarter of 2019. The sale is also expected to result in an estimated positive impact to tangible common equity of approximately $3.3 million to $3.9 million to be recognized at closing.

About First Western Financial, Inc.

First Western is a financial services holding company headquartered in Denver, Colorado, with operations in Colorado, Arizona, Wyoming and California. First Western and its subsidiaries provide a fully integrated suite of wealth management services on a private trust bank platform, which includes a comprehensive selection of deposit, loan, trust, wealth planning and investment management products and services. First Western’s common stock is traded on the NASDAQ Global Select Market under the symbol “MYFW.”

Forward-Looking Statements

Statements in this news release regarding our expectations and beliefs about the proposed sale of the LA fixed income team, our future financial performance and financial condition are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this news release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual events and financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this news release and could cause us to make changes to our future plans. Those risks and uncertainties include, without limitation, our ability to consummate the proposed transaction, the conditions to the completion of the proposed transaction, our ability to complete the proposed transaction on the anticipated schedule or at all, the performance of the LA fixed income team, and general economic conditions. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Annual Report on Form 10-K (“Form 10-K”) filed with the U.S. Securities and Exchange Commission (“SEC”) on March 21, 2019, and other documents we file with the SEC from time to time. We urge readers of this news release to review the “Risk Factors” section of our Form 10-K and any updates to those risk factors set forth in our subsequent Quarterly Reports on Form 10-Q, current reports on Form 8-K, and our other filings with the SEC. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contacts:

Financial Profiles, Inc.
Tony Rossi
310-622-8221

Larry Clark
310-622-8223
MYFW@finprofiles.com
IR@myfw.com